UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF l934

BITGO HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	82-3998490
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

101 S. Reid Street, Suite 307, PMB# 9793 Sioux Falls, SD 57103 (650) 847-0009 (Address of principal executive offices) (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Class A common stock, par value $0.0001 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates:
333-290409
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
BitGo Holdings, Inc. (the “Registrant”) hereby incorporates by reference the description of its Class A common stock, par value $0.0001 per share, to be registered hereunder, contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-290409), as originally filed with the Securities and Exchange Commission (the “Commission”) on September 19, 2025, as subsequently amended on November 7, 2025, December 3, 2025, December 22, 2025 and January 12, 2026 (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.
Item 2. Exhibits.
In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Dated: January 15, 2026

BITGO HOLDINGS, INC.

By:	/s/ Michael A. Belshe
Michael A. Belshe
Chief Executive Officer, Chief Technology Officer and President